Exhibit 10.26

AMENDMENT dated as of August 11, 2000 to the Credit Agreement dated as of December 12, 1997, as amended and restated as of November 17, 1998, as amended as of January 20, 1999 (the "Credit Agreement"), among FREEPORT-
McMoRan SULPHUR LLC, a Delaware limited liability company
(the "Borrower"); McMoRan EXPLORATION CO., a Delaware corporation, as guarantor (in such capacity, the "Guarantor"); the several lenders from time to time party thereto (collectively, the "Lenders"), THE CHASE MANHATTAN
BANK, a New York banking corporation ("Chase"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as documentary agent for the Lenders (in such capacity, the "Documentary Agent") and as collateral agent for the Lenders (in such capacity, the "Collateral Agent"; the Administrative Agent, the
Documentary Agent and the Collateral Agent being, collectively, the "Agents") and HIBERNIA NATIONAL BANK, a national banking association ("Hibernia"), as co-agent for the Lenders (the "Co-Agent").

WHEREAS, the Borrower and the Guarantor have requested that the Lenders approve amendments to certain provisions of the Credit Agreement;

WHEREAS in order to induce the Lenders to amend certain provisions of the Credit Agreement and make further advances, the Borrower and the Guarantor are willing to grant security interests to the Collateral Agent for the benefit of the Secured Parties (as defined below) in certain Collateral (as defined below) and have executed a Security Agreement, certain Mortgages and other related documents of even date herewith;

WHEREAS the Borrower and the Guarantor have agreed to make various additional filings to perfect interests in the Collateral as soon as practicable after the date hereof (and, in any event, not later than 45 days hereafter);

WHEREAS the Required Lenders are willing, on the terms, subject to the conditions and to the extent set forth below, to amend such provisions; and

WHEREAS capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.



NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

SECTION 1.  Amendments.  Effective as of the Amendment Effective
Date (as defined in Section 3 hereof), the Credit Agreement is hereby amended as follows:

(a) The preamble is amended by deleting the figure "$100,000,000" in the last sentence of the second paragraph thereof and inserting in lieu thereof the figure "$64,500,000".

(b) Schedule II to the Credit Agreement is replaced with Schedule
II attached hereto. Each of Schedules V, VI, VII, VIII, IX and X and Exhibit A-1 attached hereto shall become Schedules V, VI, VII, VIII, IX and X and Exhibit A-1 respectively, to the Credit Agreement. Schedule I to the Credit Agreement is deleted in its entirety.

(c) The following definitions are added to Section 1.01 in their appropriate alphabetical position:

"Amendment" means the Amendment to this Agreement dated as of August 11, 2000.

"Amendment Effective Date" is defined in Section 3 of the Amendment.

"Buy-Out" means the prepayment and satisfaction in full of the Borrower's deferred purchase price obligations owed to Devon Energy pursuant to Section 2.7(a) of the Asset Purchase Agreement dated October 22, 1994 between Freeport-McMoRan Resource Partners, Limited Partnership and Pennzoil Company (a predecessor to Devon Energy).

"Casualty" shall mean any casualty or insured damage to any portion of any Mortgaged Property.

"Casualty Proceeds" shall mean all insurance proceeds, damages, claims and rights of action under any insurance policies with respect to any Casualty.

"Closure Costs" means (i) the termination and closure costs associated with the suspension of the Main Pass Sulphur Operations, including costs with respect to severance, environmental and other obligations associated with such suspension, (ii) severance costs with respect to the Port Sulphur, Louisiana terminal and (iii) the cost of the Buy-Out.

"Collateral" shall mean all the "Collateral" as defined in any Security Document and shall also include the Mortgaged Property.

"Collateral Agent" shall mean The Chase Manhattan Bank, in its capacity as collateral agent.

"Collateral Requirement" means the requirement that:

(a) on or prior to the Amendment Effective Date, the Security Agreement shall have been duly executed by the Borrower and the Guarantor and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document (including each Uniform
Commercial Code financing statement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured
Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral (subject to any Lien expressly permitted by Section 5.02(d)) described in such agreement shall have been delivered to the Collateral Agent;

(b) on or prior to the Amendment Effective Date, all outstanding equity interests in McMoRan Oil & Gas LLC and Freeport-McMoRan Sulphur LLC and all outstanding equity interests in each Restricted Subsidiary owned by the Borrower or the Guarantor shall have been pledged pursuant to the Security Agreement (except that the Borrower and the Guarantor shall not be required to pledge more than 65% of the outstanding voting equity interests of any foreign
Subsidiary) and the Collateral Agent shall have received any certificates or other instruments representing all such equity interests, together with undated stock powers or other instruments of transfer with respect thereto duly endorsed in blank;

(c) on or prior to the Amendment Effective
Date,(i) all documents and instruments, including Uniform
Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and to perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been delivered to the Collateral Agent for filing, registration or recording, and (ii) the Collateral Agent shall have received such legal opinions of special and local counsel as the Collateral Agent or the Required Lenders may reasonably request with respect to the creation and perfection of the Liens intended to be created by the Security Documents, in form and substance satisfactory to the Collateral Agent and its counsel. It is understood and agreed that, in addition to Uniform Commercial Code financing statements, post-closing filings under 46 U.S.C. 31301 et seq. (the "Ship
Mortgage Act") will be made as soon as practicable, but in no event later than 45 days following the Amendment
Effective Date.



(d) On or prior to the Amendment Effective Date, (i) each Mortgage, in form and substance satisfactory to the Lenders, relating to each of the Mortgaged Properties shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, (ii) each of such Mortgaged Properties shall not be subject to any Lien other than those permitted under Section 5.02(d), (iii) each of such Security
Documents shall have been filed and recorded in the recording office as specified on Schedule VIII (or a lender's title insurance policy, in form and substance acceptable to the Collateral Agent, insuring such Security
Document as a first lien on such Mortgaged Property
(subject to any Lien permitted by Section 5.02(d)) shall have been received by the Collateral Agent) and, in connection therewith, the Collateral Agent shall have received evidence satisfactory to it of each such filing and recordation and (iv) the Collateral Agent shall have received such other documents, including a policy or policies of title insurance issued by a nationally recognized title insurance company, together with such endorsements, coinsurance and reinsurance as may be requested by the Collateral Agent and the Lenders, insuring the Mortgages as valid first liens on the Mortgaged
Properties, free of Liens other than those permitted under
Section 5.02(d), together with such surveys, abstracts, appraisals and legal opinions required to be furnished pursuant to the terms of the Mortgages or as reasonably requested by the Collateral Agent or the Lenders; provided that the obligations set forth in clauses (iii) and (iv) hereof, to the extent unable to be satisfied prior to the Amendment Effective Date, may be satisfied as soon as practicable but in no event later than (i) with respect to the Mortgage filings, 10 days following the Amendment
Effective Date and (ii) with respect to the title insurance policies (including a new survey to delete the survey exception from such policies), 45 days following the Amendment Effective Date.

(e) On or prior to the Amendment Effective Date, the Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.01 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance satisfactory to the Administrative Agent.

(f) On or prior to the Amendment Effective Date, the Lenders shall be satisfied as to the amount and nature of any environmental and employee health and safety exposures to which either of the Borrower or the Guarantor may be subject and the plans of such Borrower or Guarantor with respect thereto.

With respect to any property or asset of the Borrower or the Guarantor which is subject to a prohibition on granting a lien or security interest, the Borrower or the Guarantor, as applicable, shall use its best efforts to obtain all required consents to permit such property and assets to become subject to liens and security interests under the Security Documents as soon as practicable (and, in any event, within 45 days after the Amendment Effective Date). Notwithstanding the foregoing, with respect to any assets of the Borrower or the Guarantor consisting of real property, intellectual property, railroad cars or ocean going vessels, in the event that the requirements of clauses (c) and (d) above are not satisfied by the Amendment Effective Date with respect to such assets, the Collateral Requirement shall not be deemed to be unsatisfied so long as the Borrower and the Guarantor are exercising their best efforts to satisfy such requirements; provided that the requirements of clauses (c) and
(d) above are satisfied with respect to each such asset by the date that is 45 days after the Amendment Effective Date (or, if not satisfied with respect to assets which are subject to (i) the Deed of Trust, Mortgage, Security Agreement and Financing Statement, dated as of January 3, 1995, from Freeport-McMoRan Resource Partners Limited, Limited Partnership, to Frank W.R. Hubert, Jr., as trustee, and Pennzoil Company, or (ii) the Lease Agreement between Tampa Port Authority and Freeport-McMoRan Sulphur LLC dated January 1, 2000, by such date despite best efforts of the Borrower and the Guarantor to obtain required waivers and consents, the Borrower and the Guarantor continue to use best efforts to provide such mortgages, liens and security interests as soon as practicable thereafter). The Borrower, the Guarantor, the Agents and the Lenders agree that, notwithstanding the performance of certain procedures with respect to Collateral after the Amendment Effective Date, the various liens and security interests are intended to be granted substantially contemporaneously with the extension of credit under this Agreement (and that the grace period is extended solely as a convenience to the Borrower and the Guarantor).

"Condemnation" shall mean the institution of any action or proceeding for the taking of any Mortgaged Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner.

"Condemnation Proceeds" shall mean all proceeds of any Condemnation.

"Main Pass Sulphur Operations" means the businesses and operations of the Borrower to the extent relating to the exploration, production, development and processing only of sulphur allocable to the Borrower's sulphur and salt lease bearing serial number OCS-G9372, granted effective May 1, 1998 by the United States Department of the Interior, Minerals Management Services, as lessor, to Freeport-McMoRan Resource Partners, Limited Partnership, IMC Fertilizer, Inc. and Felmont Oil Corporation as lessees, covering all of Block 299, Main Pass Area, South and East Addition, OCS Leasing Map, Louisiana Map No. 10A.

"Mortgage" means a mortgage or deed of trust in form and substance satisfactory to the Collateral Agent and its counsel.

"Mortgaged Property" means the real property fee and leasehold estates listed on Schedule V.

"Non-Operative Asset" means any asset of the Borrower, the Guarantor or any Restricted Subsidiary which is not related to the normal business operations of such Person or is obsolete and worn-out property or real estate not used or useful in the business of such Person.

"Perfection Certificate" has the meaning assigned to such term in the Security
Agreement.

"Sale Date" means the date of receipt of the Net
Proceeds from the sale or other disposition of the Sulphur
Services Business.

"Secured Parties" shall have the meaning assigned to such term in any Security Document.

"Security Agreement" means the Security Agreement among the Borrower, the Guarantor and the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit A-1.

"Security Documents" means the Security Agreement, the
Mortgages and each other agreement or instrument executed and delivered to secure the Obligations.

"Sulphur Services Business" means the sulphur businesses and operations of the Borrower to the extent not already included in the description set forth in the definition of "Main Pass Sulphur Operations' and not including the business and operations of the Borrower in connection with the Culberson, Grand Isle, Caminada and Grand Ecaille properties.

(d) The definition of "Agents" in the preamble to the Credit Agreement is hereby amended by inserting the text "and Chase, as collateral agent for the Lenders (in such capacity, the "Collateral Agent")" after the text "Documentary Agent".

(e) Each of the following definitions in Section 1.01 is amended and restated in its entirety as follows:

"Applicable Margin" means (a) with respect to any LIBO
Rate Loan, 2.00%, (b) with respect to any Reference Rate Loan,
1.00%, and (c) with respect to the Commitment Fees, 0.50%.

"Loan Documents" means the Amendment, the Credit
Agreement, the Security Documents and all other agreements, certificates and instruments now or hereafter entered into in connection therewith or in furtherance thereof, in each case as amended and modified from time to time.

"Maturity Date" means the earliest of (i) April 30,
2001, (ii) the Sale Date and (iii) the date of termination of the Commitments pursuant to the terms hereof.

"Net Proceeds" means (i) the gross fair market value of the consideration or other amounts payable to or receivable by the Borrower, the Guarantor, or any of the Restricted Subsidiaries in respect of any sales, transfers, distributions or other dispositions (including by merger or consolidation) of assets or properties (including any capital or other equity interests owned), less (ii) the amount, if any, of all taxes (but only to the extent such Person reasonably estimates that such taxes will be paid on the date of the next tax filing by such Person or such Affiliate of such Person), and reasonable and customary fees, commissions, costs and other expenses (other than those payable to the Guarantor, the Borrower or any of the Restricted Subsidiaries) which are incurred in connection with such sales, transfers, distributions or other dispositions and are payable by the seller or the transferor (or an Affiliate of the seller or the transferor) of the assets or property to which such sales, transfers, distributions or other dispositions relate, but only to the extent not already deducted in arriving at the amount referred to in clause (i).

(f) Section 2.07(b) is amended and restated in its entirety as follows:

(b)  In the event and on each occasion that any Net
Proceeds are received by or on behalf of the Borrower, the Guarantor or any Restricted Subsidiary in respect of any asset disposition (including any sale, transfer or other disposition of any asset of such Person (other than a disposition of inventory in the ordinary course of business)) on or after the Amendment Effective Date by the Borrower the Guarantor, or any Restricted Subsidiary, the Total Commitments shall be permanently reduced by an amount equal to such Net Proceeds (and Loans repaid so that amounts outstanding do not exceed Total Commitments); provided, however, that up to $4,500,000 of Net Proceeds from the sale of the Culberson and Grand Isle properties may be received by or on behalf of the Borrower without any reduction of Total Commitments; provided further, however, that, the aggregate reduction in Total Commitments pursuant to this paragraph with respect to dispositions of Non-Operative Assets shall be limited to (A) 50% of the amount by which the aggregate cumulative Net Proceeds from all dispositions of Non-Operative Assets on or after the Amendment Effective Date exceed $1,000,000 but are less than $5,000,000 and (B) 100% of the amount by which the aggregate cumulative Net Proceeds from all dispositions of Non-Operative Assets on or after the Amendment Effective Date exceed $5,000,000. The Commitment reductions required by this Section 2.07(b) shall be effective as of the date of closing or effectiveness of any transaction subject hereto.

(g) A new Section 2.07(d) shall be inserted in its entirety as follows:

In the event that there shall occur any Casualty or Condemnation and the Borrower or the Guarantor receives any Casualty Proceeds or Condemnation Proceeds, as the case may be, then the Total Commitments shall be permanently reduced by an amount equal to such Casualty Proceeds or Condemnation Proceeds (and Loans repaid so that amounts outstanding do not exceed Total Commitments), provided, however, that the Total Commitments shall not be reduced (i) to the extent Casualty Proceeds or Condemnation Proceeds, individually or in the aggregate, are less than $3,000,000 in any 12-month period and the Borrower or the Guarantor, as applicable, has advised the Agents in writing that such proceeds shall be applied to the rebuilding or replacement of the damaged, destroyed or condemned assets or property and the Borrower or the Guarantor in fact uses such proceeds to rebuild or replace such assets or property within 360 days following receipt of such proceeds, with the Total Commitments being reduced by the amount of such unused proceeds after such 360-day period; or (ii) in the event that the Casualty Proceeds or Condemnation Proceeds, individually or in the aggregate, equal or exceed $3,000,000 in any 12-month period and the Borrower or the Guarantor has requested in writing that the Required Lenders consent to the intended use of such proceeds and the Required Lenders have consented to such use. The Commitment reductions required by this Section 2.07(d) shall be effective as of the date of receipt of any Casualty Proceeds or Condemnation Proceeds, as the case may be.

(h) Section 3.01(b) is amended by inserting the words
"other than any Lien created hereunder or under the Security
Documents" at the end thereof.

(i) Section 3.01(e) is amended and restated in its entirety as follows:

(e) Financial Statements. The Guarantor has heretofore furnished to each of the Lenders (i) an audited consolidated balance sheet and consolidated statements of operations, stockholder's equity and cash flows of it and its Subsidiaries (including the Borrower and its Subsidiaries) as of and for the fiscal year ended December 31, 1999 and (ii) unaudited consolidated balance sheets of the Guarantor and its Subsidiaries (including the Borrower and its Subsidiaries) for each of the fiscal quarters ending on March 31, 2000 and on June 30, 2000 and related consolidated statements of operations and cash flows for each of the periods commencing with January 1, 2000 and ending on each of March 31, 2000 and June 30, 2000 (and separated unaudited consolidated balance sheets and related consolidated statements of operations and its Subsidiaries excluding the effect of Nonrestricted Subsidiaries). All such financial statements present fairly the financial condition and results of operations of the Guarantor and its Subsidiaries as of the dates and for the periods indicated. Such financial statements and the notes thereto disclose all material liabilities, direct or contingent, of the Guarantor and its consolidated Subsidiaries as of the dates thereof which are required to be disclosed in the footnotes to financial statements prepared in accordance with GAAP. The financial statements referred to in this Section 3.01(e) have been prepared in accordance with GAAP. There has been no material adverse change since (i) June 30, 2000, in the businesses, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, and (ii) June 30, 2000, in the businesses, assets, operations, prospects or condition, financial or otherwise, of the Guarantor.

(j) Section 3.01(f) is amended by inserting the following text at the end thereof:

Certificates of occupancy and permits are in effect for each Mortgaged Property as currently constructed.

(k) Section 3.01(g) is amended by inserting the following text at the end thereof:

Neither the Borrower nor the Guarantor has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither the Borrower nor the Guarantor is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

(l) Section 3.01(h)(iii) is amended and restated in its entirety as follows:

(iii) The Borrower (A) will use the proceeds of all Loans made to it before the Amendment Effective Date for the funding of capital expenditures, working capital and general corporate purposes, (B) will use up to $55,000,000 of the proceeds of Loans made to it on or after the Amendment Effective Date for working capital (including (i) transaction costs relating to the Amendment and (ii) up to $3,000,000 for the repayment of advances made to the Borrower or the Guarantor by McMoRan Oil & Gas LLC to the extent such advances are made on or after August 9, 2000 and on or before the Amendment Effective
Date) and to pay for Closure Costs and (C) will use any proceeds of Loans made to it on or after the Amendment Effective Date that exceed $55,000,000 solely to finance the Buy-Out.

(m) A new Section 3.01(q) shall be inserted after
Section 3.01(p):

(q) Security Documents. (i) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral and, when financing statements in appropriate form are filed in the offices specified on the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 5.02(d).

(ii) The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the respective mortgagee's right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on
Schedule VIII, the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of such mortgagee in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 5.02(d) or Liens listed as exceptions on the applicable title insurance policy.

(n) A new Section 3.01(r) shall be inserted after
Section 3.01(q):

(r) Property Addresses. (i) Schedule IX lists completely and correctly as of the Amendment Effective Date all real property owned by the Borrower and the Guarantor and the addresses thereof. The Borrower and the Guarantor own in fee all the real property set forth on Schedule IX.

(ii) Schedule X lists completely and correctly as of the Amendment Effective Date all real property leased by the Borrower and the Guarantor and the addresses thereof. The
Borrower and the Guarantor have valid leases in all the real property set forth on Schedule X.

(o) Section 5.01(i) is amended by inserting the text "(A)" at the beginning thereof and by inserting the following text at the end thereof:

(B) Each of the Borrower and the Guarantor shall, and the Guarantor shall cause each of the Restricted Subsidiaries to, cause all such policies covering any Collateral to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance satisfactory to the Collateral Agent, which endorsement shall provide that, from and after the Amendment Effective Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Guarantor under such policies directly to the Collateral Agent; cause all such policies to provide that neither the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to include coverage on a replacement cost basis, without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect their interests; deliver original or certified copies of all such policies to the Collateral Agent; cause each such policy to provide that it shall not be canceled, materially modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to the cancellation, material modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

(C) Each of the Borrower and the Guarantor shall, and the Guarantor shall cause each of the Restricted Subsidiaries to, if at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time reasonably require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time, or (ii) a "Zone 1" area, obtain earthquake insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time require. Such flood or earthquake coverage may be included on policies insuring other perils.

(D) Each of the Borrower and the Guarantor shall, and the Guarantor shall cause each of the Restricted Subsidiaries to, with respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the "broad form CGL endorsement" and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than $25,000,000, naming the Collateral Agent as an additional insured, on forms reasonably satisfactory to the Collateral Agent.

(E) Each of the Borrower and the Guarantor shall, and the Guarantor shall cause each of the Restricted Subsidiaries to, notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.01 is taken out by the Borrower;
and promptly deliver to the Administrative Agent and the Collateral Agent the certificates of insurance.

(p) Section 5.01(l) is amended by inserting the words "and to satisfy the Collateral Requirement" after the words "and the other Loan Documents" and immediately before the period at the end of such Section. Section 5.01(l) is further amended by inserting the following text at the end thereof:

Without limiting the foregoing, each of the Borrower and the Guarantor shall, and the Guarantor shall cause its Restricted Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. The Borrower and the Guarantor agree to, and the Guarantor shall cause its Restricted Subsidiaries to, provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

(q) Section 5.01(n) and Section 5.01(o) are hereby inserted in their entirety as follows:

(n) Information Regarding Collateral.  (i)  Each of the
Borrower and the Guarantor shall, and the Guarantor shall cause its Restricted Subsidiaries to, furnish to the Administrative Agent prompt written notice of any change (a) in the Borrower's, the Guarantor's or any of the Guarantor's Restricted Subsidiaries' corporate name or in any trade name used to identify any of them in the conduct of its business or in the ownership of its properties, (b) in the location of the Borrower's, the Guarantor's or any of the Guarantor's Restricted Subsidiaries' chief executive office, their principal place of business, any office in which they maintain books or records relating to Collateral owned by them or any office or facility at which Collateral owned by any of them is located (including the establishment of any such new office or facility), (c) in the Borrower's, the Guarantor's or any of the Guarantor's Restricted Subsidiaries' identity or corporate structure or (d) in the Borrower's, the Guarantor's or any of the Guarantor's Restricted Subsidiaries' Federal Taxpayer Identification Numbers. The Borrower, the Guarantor, and each of the Guarantor's Restricted Subsidiaries agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower, the Guarantor, and each of the Guarantor's Restricted Subsidiaries also agree promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(ii) Each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.01(a), each of the Borrower and the Guarantor shall deliver to the Administrative Agent a certificate of a Financial Officer setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Amendment Effective Date or the date of the most recent certificate delivered pursuant to this Section 5.01.

(o) Information Regarding Litigation, Sale of Sulphur
Services Business. (i) The Borrower shall keep the Lenders informed of any and all developments with respect to lawsuit No.
462776 (Freeport-McMoRan Sulphur LLC versus IMC-Agrico Company
(now IMC Phosphates Company)).

(ii) The Borrower will immediately notify the Lenders in writing of any event or condition reasonably likely to result in a material adverse impact on the ability of the Borrower to dispose of the Sulphur Services Business or any of its asset components.

(r) Section 5.02(c) is amended and restated in its entirety as follows:

(c)	Consolidation or Merger; Disposition of Assets
and Capital Stock. Neither the Borrower nor the Guarantor shall, and the Guarantor shall not permit any Restricted Subsidiary to, merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of any of its assets, including any capital stock or other ownership interests of the Borrower or any Restricted Subsidiary, except for (i) dispositions of inventory in the ordinary course of business,
(ii) disposition of the Culberson and Grand Isle properties,
(iii) subject to Sections 5.02(l) and (m), dispositions of assets by the Borrower, the Guarantor or a Restricted Subsidiary to another Restricted Subsidiary, the Borrower or the Guarantor,
(iv) investments in Permitted Investments and dispositions thereof; and except that:

(A) the Borrower, the Guarantor or any Restricted
Subsidiary may merge or liquidate any other Person into itself;

(B) any Restricted Subsidiary may be merged into any other Person; provided that such other Person, immediately following such merger, shall be deemed a Restricted
Subsidiary;

(C) the Borrower or any Restricted Subsidiary may make, subject to Section 2.07(b), dispositions of (i) Non-
Operative Assets and (ii) the Sulphur Services Business, provided that if the Sulphur Services Business is sold or otherwise disposed of, the Net Proceeds thereof shall be in a sufficient amount to reduce the Total Commitments to zero and to prepay all outstanding Loans pursuant to Section
2.07(b);

(D) FSC may merge with and into Sulphur LLC pursuant to the terms and conditions of the FSC Merger; and

(E) the Guarantor may sell or otherwise dispose of (including by merger or consolidation) any assets of or any securities of any Nonrestricted Subsidiary;

provided, however, that in the case of a merger permitted by clause (A) above, immediately after giving effect thereto, the Borrower, the Guarantor or, as the case may be, a Restricted Subsidiary would be the surviving Person and, in the case of a merger permitted by clause (A) or (B) above or of any disposition of assets or securities permitted by clause (C) above, no Default or Event of Default would, immediately after and giving effect thereto, have occurred and be continuing. Each sale or other disposition permitted by clause (C) above shall be permitted only if the Borrower or the Restricted Subsidiary shall receive fair consideration therefor, as determined by the Board of Directors of the Borrower or of such Restricted Subsidiary, as the case may be, and certified by its Treasurer or another of its Financial Officers to the Administrative Agent.

(s) Each of clauses (ii) and (iii) of Section 5.02(d) is deleted and the following is inserted in lieu thereof:

(ii) Liens granted to Homestake Sulphur Company (successor in interest to Felmont Oil Corporation) with respect to (x) that certain sulphur and salt lease bearing serial number
OCS-G 9372 and related properties and interests,(y) that certain oil and gas lease bearing serial number OCS-G 12362 and related properties and interests, and (z) the proceeds of each of the foregoing.

(iii) Deposits to secure the performance of letters of credit, surety and appeal bonds, performance bonds and other similar arrangements in connection with the Buy-Out in an aggregate amount not to exceed $3,500,000.

(t) Section 5.02(e) is amended and restated in its entirety as follows:

(e) Minimum EBITDA. The Guarantor shall not permit the sum of the EBITDA for the fiscal quarter ending September 30, 2000 plus the EBITDA for the fiscal quarter ending December 31, 2000 to be less than $6,000,000

(u) Section 5.02(f) is deleted and the following is inserted in lieu thereof:

(f) [intentionally omitted]

(v) Section 5.02(g) is amended and restated in its entirety as follows:

(g)	Debt.  Neither the Borrower, the Guarantor, nor
any Restricted Subsidiary shall incur, create, assume or permit to exist any Debt of any of them except:

(i) the Loans;

(ii) Debt existing on the Amendment Effective Date and set forth on Schedule VI;

(iii) unsecured loans and advances between the Restricted
Subsidiaries, to any Restricted Subsidiary from the Borrower or the Guarantor, to the Borrower from any Restricted Subsidiary or the Guarantor and to the Guarantor from the Borrower or any Restricted Subsidiary; and

(iv) unsecured Debt of the Borrower to any Nonrestricted
Subsidiary; provided that (A) such Debt shall not require any payment of principal, interest, fees or any other amounts until a date later than the later of (x) August 2, 2001 and (y) the date that is 91 days after the Maturity
Date and (B) such Debt is subordinated to the Obligations on terms satisfactory to the Required Lenders;

(w) Section 5.02(j) is amended and restated in its entirety as follows:

(j)	Investments in Nonrestricted Subsidiaries and
Persons Not Subsidiaries. Neither the Guarantor, the Borrower nor any of the Restricted Subsidiaries shall make or permit to exist any Guarantee by it or a Restricted Subsidiary of the Debt of any Person which is not a Restricted Subsidiary, including Nonrestricted Subsidiaries (each such Person being a "Third Party") or any loans or advances to, any purchase of stock, other securities or evidences of indebtedness of, or any investment (whether by transfer of assets or otherwise) or acquisition of any investment whatsoever in or any other payment for the benefit of, any Third Parties except:

(i) repayment of up to $3,000,000 of advances made to the Borrower or the Guarantor by McMoRan Oil & Gas LLC to the extent such advances are made on or after August 9, 2000 and on or before the Amendment Effective Date;

(ii) the investments existing on the Amendment
Effective Date and set forth on Schedule VII; and

(iii) Permitted Investments.

(x) Section 5.02(n) is amended and restated in its entirety as follows:

(n)	Equity Payments.  Neither the Borrower nor the
Guarantor shall make any Equity Payment.

(y) A new Section 5.02(p) is inserted following Section
5.02(o) and shall read as follows:

(p) Use of Proceeds. The Borrower will not use the proceeds of Loans other than for the purposes described in
Section 3.01(h)(iii) and in the amounts therein specified.

(z) Section 7.01(m) is amended by replacing the period at the end thereof with the text "; and".

(aa) Sections 7.01(n) and (o) are inserted in their entirety as follows:

(n) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or the Guarantor not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the assets or properties covered thereby, except to the extent that such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy; and

(o) the requirements of clauses (c) and (d) of the definition of "Collateral Requirement" shall not have been satisfied within 45 days after the Amendment Effective Date.

(bb)  The proviso in the second to last sentence of Section
7.01 is amended and restated in its entirety as follows:

provided, however, that upon the occurrence of any event described in clause (g), (h) or (o) of this Section 7.01 as to which the Borrower or the Guarantor is the entity involved, the Commitments will forthwith terminate and all sums then owing by the Borrower to the Lenders on the Loans or otherwise hereunder shall, without any declaration or other action by any Lender or Agent hereunder, be immediately due and payable and the Total Commitment hereunder shall be immediately terminated without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

(cc) The first sentence of Subsection (a) of Article VIII is amended by inserting the text "and Collateral Agent" after the text "Documentary Agent".

(dd) Subsection (a) of Article VIII is further amended by inserting the following text at the end thereof:

Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

(ee) Section 10.07(b) is amended by inserting the following clause (v):

"or, (v) release all or any substantial part of the Collateral, without the written consent of each Lender;"

SECTION 2.  Representations and Warranties.  Each of the
Borrower and the Guarantor represents and warrants to each of the Lenders that, after giving effect to the amendments contemplated hereby, (a) the representations and warranties of the Borrower or the Guarantor, as applicable set forth in the Loan Documents are true and correct in all material respects on and as of the date of this Amendment, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of the earlier date) and (b) no Default or Event of Default has occurred and is continuing.

SECTION 3. Effectiveness. This Amendment shall become effective as of the first date (the "Amendment Effective Date") when the following conditions are satisfied:

(a) The Administrative Agent (or its counsel) shall have received duly executed counterparts hereof that, when taken together, bear the signatures of each of the Borrower, the Guarantor and the Required Lenders;

(b)	The Administrative Agent shall have received, on
behalf of themselves and the Lenders, a favorable written opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., counsel for the Guarantor and the Borrower, in a form satisfactory to the Administrative Agent and counsel to the Administrative Agent, in each case (A) dated the Amendment Effective Date, (B) addressed to the Agents and the Lenders, and
(C) covering such matters relating to the Loan Documents, and the transactions contemplated thereby, as the Administrative Agent shall reasonably request, and each of the Guarantor and the Borrower hereby instructs such counsel to deliver such opinions.

(c) All legal matters incident to this Amendment, the borrowings and extensions of credit under the Credit Agreement or the other Loan Documents shall be satisfactory to the Administrative Agent and counsel to the Administrative Agent.

(d) The Administrative Agent shall have received (i) a copy of the articles of organization, including all amendments thereto, of the Borrower and the certificate of incorporation, including all amendments thereto, of the Guarantor, each certified as of a recent date by the Secretary or Assistant Secretary of the Borrower and the Guarantor, and a long-form good standing certificate of each of the Borrower and the Guarantor as of a recent date, from the Secretary of State of the state of its organization; (ii) a certificate of the Secretary or Assistant Secretary of each of the Borrower and the Guarantor dated the Amendment Effective Date and certifying (A) in the case of the Guarantor, that attached thereto is a true and complete copy of the by-laws of the Guarantor as in effect on the Amendment Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below and, in the case of the Borrower, that attached thereto is a true and complete copy of the operating agreement of the Borrower as in effect on the Amendment Effective Date and at all times since a date prior to the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Guarantor, individually and in its capacity as the sole member of the Borrower, authorizing the execution, delivery and performance of the Loan Documents to which the Borrower or the Guarantor is a party and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that neither the certificate of incorporation and By-laws of the Guarantor nor the articles of organization and the operating agreement of the Borrower have been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above or date of the certificate furnished pursuant to clause (i) above, as applicable, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of the Borrower and the Guarantor;
(iii) a certificate of a Responsible Officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Administrative Agent or its counsel may reasonably request.

(e) The Agents shall have received a certificate, dated the Amendment Effective Date and signed by a Responsible
Officer of the Guarantor, confirming compliance with the conditions precedent set forth in paragraphs (i) and (iii) of
Section 6.01.

(f) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document, such expenses to include the legal fees of Cravath, Swaine & Moore, counsel to the Agents; Vinson & Elkins, special Texas counsel to the Agents; Liskow & Lewis, special Louisiana counsel to the Agents; and Holland & Knight, special Florida counsel to the Agents.

(g) The Collateral Requirement shall have been satisfied and the Collateral Agent shall have received a completed Perfection Certificate dated the Amendment Effective Date and signed by a Responsible Officer of each of the Borrower and the Guarantor, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Borrower and the Guarantor in the jurisdictions contemplated by the Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence reasonably satisfactory to the Collateral Agent that the Liens indicated by such financing statements (or similar documents) are permitted by the Credit Agreement or have been released.

SECTION 4. Amendment Fee; Duration Fee. (a) The Borrower agrees to pay to each Lender that executes and delivers a copy of this Amendment to the Administrative Agent (or its counsel) on or prior to August 11, 2000 an amendment fee in an amount equal to 0.375% of such Lender's aggregate unused Commitment and outstanding Loans as of the Amendment Effective Date; provided that the Borrower shall have no liability for any such amendment fee if this Amendment does not become effective. Such amendment fee shall be payable to each Lender entitled to receive such fee on (i) the Amendment Effective Date, in the case of each Lender entitled to receive such fee on the Amendment Effective Date, or (ii) the date that is two Business Days after the date that the Administrative Agent (or its counsel) receives an executed copy of this Amendment from such Lender, in the case of each Lender that becomes entitled to receive such fee after the Amendment Effective Date.

(b) The Borrower agrees to pay to each Lender a duration fee in an amount equal to 0.375% of such Lender's aggregate unused Commitment and outstanding Loans as of January 31, 2001; provided that
(A) this Amendment has become effective prior to January 31, 2001 and
(B) that the Commitments have not been terminated and all outstanding Loans have not been repaid in full prior to January 31, 2001. Such duration fee shall be payable to each Lender entitled to receive such fee on January 31, 2001.

SECTION 5.  Applicable Law.  THIS AMENDMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF
NEW YORK.

SECTION 6. No Other Amendments. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement or any Loan Document, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

SECTION 7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

IN WITNESS WHEREOF, the Borrower, the Guarantor and the undersigned Lenders have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

FREEPORT-McMoRan SULPHUR LLC,

by /s/ John L. Koch
 	--------------------------
   Name:  John L. Koch
   Title: Vice President & Treasurer


					McMoRan EXPLORATION CO., as Guarantor,

by /s/ John L. Koch
  --------------------------
   Name: John L. Koch
   Title: Assistant Treasurer



					THE CHASE MANHATTAN BANK, individually and
as Administrative Agent, Documentary Agent and Collateral Agent,

by /s/ James H. Ramage
  -------------------------
Name: James H. Ramage
Title: Managing Director


	HIBERNIA NATIONAL BANK,

by /s/ Guy P. Brierre
  -------------------------
Name: Guy P. Brierre
Title:	Vice President


	BANK OF MONTREAL,

by /s/ Ian M. Plester
  -------------------------
Name: Ian M. Plester
Title:	Director


	THE BANK OF NOVA SCOTIA,

by /s/ M.D. Smith
  -------------------------
Name: M.D. Smith
Title:	Agent


	THE BANK OF TOYKO-MITSUBISHI, LTD.,
HOUSTON AGENCY,

by /s/ John McGhee
  ------------------------
Name:	John McGhee
Title:	Vice President & Manager


	BANK ONE, LOUISIANA, NA (f/k/a First
National Bank of Commerce)

by /s/ John J. Zollinger, IV
  --------------------------
Name: John J. Zollinger, IV
Title:	Vice President


	THE FUJI BANK LIMITED-HOUSTON AGENCY,

by /s/ Nate Ellis
  --------------------------
Name: Nate Ellis
Title: Senior Vice President and
       Manager

	MELLON BANK, N.A.,

by /s/ Charles E. Frankenberry
  ----------------------------
Name:	Charles E. Frankenberry
Title:	Lending Officer